July 15, 2013

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Dear _______________:

Based upon ongoing analysis of fund performance and expenses, as well as the availability of other funds, the WesBanco, Inc. KSOP Plan will be removing and replacing one of the Plan’s investment funds.  The Royce Low Priced Stock Fund will be replaced with a new fund, the Fidelity Advisor Small Cap Fund.  As a result of this change, pursuant to SEC rules, we are required to undergo a plan blackout period which imposes on our directors and officers a similar blackout period in trading in WesBanco common stock.  Accordingly, I am providing you with written notice of the upcoming blackout period during which you will be unable to directly or indirectly, purchase, sell, or otherwise acquire or transfer shares of WesBanco common stock.

The blackout period is expected to begin at 4:00 p.m. on August 12, 2013 and continue through August 15, 2013.  This notice is being provided to you as required under Section 306(a)(1) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.

We appreciate your cooperation during this process.

Please feel free to contact me or Jim Gardill if you have any questions regarding the blackout period and John Moore of our Human Resources Department if you have any questions concerning the Plan.

Sincerely,

Paul M. Limbert
President & CEO

/lmw